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                                                                      Exhibit 21
                                                         As of February 28, 2003

                       Quest Diagnostics Incorporated (DE)

                         Subsidiaries and Joint Ventures

100%  Quest Diagnostics Holdings Incorporated  (f/k/a SBCL, Inc.) (DE)
      100%     Quest Diagnostics Clinical Laboratories, Inc. (f/k/a SmithKline Beecham Clinical
               Laboratories, Inc.) (DE)
               (33-l/3%) Compunet Clinical Laboratories (OH)
               (44%) Mid America Clinical Laboratories (IN)
               (51%) Diagnostic Laboratory of Oklahoma LLC (OK)

100%  Quest Diagnostics Incorporated (CA)

100%  Quest Diagnostics Incorporated (MD)
      100%     Diagnostic Reference Services Inc. (MD)
               50%      Pathology Building Partnership (MD) (gen. ptnrshp.)

100%  Quest Diagnostics Incorporated (MI)

100%  Quest Diagnostics Investments Incorporated (DE)
      100%     Quest Diagnostics Finance Incorporated (DE)

100%  Quest Diagnostics LLC (IL)
100%  Quest Diagnostics LLC (MA)
100%  Quest Diagnostics LLC (CT)

100%  Unilab Corporation (DE)

100%  Quest Diagnostics of Pennsylvania Inc. (DE)
      51%      Quest Diagnostics Venture LLC (PA)
      53.5%    Associated Clinical Laboratories  (PA) (gen. ptnrshp.)
      50%      Surgical Eye Enterprise L.P. (PA) (ltd. ptnrshp.)
                   50%  Surgical Eye Institute L.P.  (PA) (ltd.  ptnrshp.)

100%  Quest Diagnostics of Puerto Rico, Inc.

100%  Quest Diagnostics Receivables Inc. (DE)

100%  Quest Diagnostics Ventures LLC (DE)

100%  DPD Holdings, Inc. (DE)
      100%     MetWest Inc. (DE)
               49%      Sonora Quest Laboratories LLC (AZ)

100%  American Medical Laboratories, Incorporated (DE)
      100%     AML Inc. (DE)
               100%     Medical Laboratories Corporation (d/b/a American Medical
                        Laboratories, Inc.) (VA)
               100%     Quest Diagnostics Incorporated (NV)
                        100%    APL Properties Limited Liability Company (NV)

100%  LabPortal, Inc. (DE)

100%  Lifepoint Medical Corporation (DE)
      100%     C&S Clinical Laboratory, Inc. (NJ) (dba Clinical Diagnostic Services)

100%  MedPlus, Inc. (OH)
      100%     Worktiviti, Inc. (fka Universal Document Management Systems, Inc.) (OH)
      100%     Valcor Associates Inc. (PA)

100%  Nichols Institute Diagnostics (CA)
      100%     Nichols Institute Sales Corporation (U.S.V.I.)

100%  Nichols Institute Diagnostics Limited (UK)

100%  Nichols Institute Diagnostics Trading AG (Switzerland)

100%  Nichols Institute Diagnostika GmbH (Germany)
      100%     Nichols Institute Diagnostika GmbH  (Austria)

100%  Nichols Institute International Holding B.V. (Netherlands)
      100%     Nichols Institute Diagnostics B.V. (Netherlands)
      100%     Nichols Institute Diagnostics SARL (France)

100%  Nomad-Massachusetts, Inc. (MA)
      100%     Quest Diagnostics, S.A. de C.V. (Mexico)
      100%     Analisis, S.A. (Mexico)
      100%     Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
      100%     Servicios de Laboratorio, S.A. de C.V. (Mexico)
      100%     Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
      100%     Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100%  Quest Diagnostics do Brasil Ltda. S.C. (Brazil)

100%  Quest Diagnostics Limited (UK)
      100%     The Pathology Partnership plc (UK)


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